EXHIBIT 23.2
Consent of Ernst & Young LLP, Independent Auditors
We consent to the incorporation by reference in the Registration Statement (Form S-8) of Illumina, Inc. pertaining to the 2005 Stock and Incentive Plan of Illumina, Inc. of our report dated February 22, 2005, with respect to the 2004 and 2003 financial statements of CyVera Corporation included in a Current Report (Form 8-K/A) of Illumina, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
November 4, 2005